EXHIBIT 3

JOINT FILING AGREEMENT

By this Agreement, the undersigned agree that this Statement on Schedule 13D being filed on or about this date, and any subsequent amendments thereto filed by any of us, with respect to the Common Stock of J. W. Mays, Inc. is being filed on behalf of each of us.

DATED:	January 10, 2011

JANE H. GOLDMAN, as Co-Executrix of the Estate of Sol Goldman, Deceased, as Co-Trustee of the Lillian Goldman Marital Trust and as Co-Executrix of the Estate of Lillian Goldman, Deceased

/s/ Jane H. Goldman

ALLAN H. GOLDMAN, as Co-Executor of the Estate of Sol Goldman, Deceased, as Co-Trustee of the Lillian Goldman Marital Trust and as Co-Executor of the Estate of Lillian Goldman, Deceased

/s/ Allan H. Goldman

LOUISA LITTLE, as Co-Executrix of the Estate of Sol Goldman, Deceased and as Co-Trustee of the Lillian Goldman Marital Trust

/s/ Lousia Little.

AMY P. GOLDMAN, as Co-Executrix of the Estate of Lillian Goldman, Deceased

/s/ Amy P. Goldman

DIANE GOLDMAN KEMPER, as Co-Executrix of the Estate of Lillian Goldman, Deceased

/s/ Diane Goldman Kemper

LILLIAN GOLDMAN MARITAL TRUST

By:	/s/ Jane H. Goldman
Jane H. Goldman, Trustee

By:	/s/ Allan H. Goldman
Allan H. Goldman, Trustee

By:	/s/ Louisa Little
Louisa Little, Trustee